Exhibit T3A-26

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/22/2001
010034275 - 3346988

CERTIFICATE OF INCORPORATION

STEALTH OIL & GAS, INC.

First: The name of the Corporation is Stealth Oil & Gas, Inc.

Second: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

Third: The nature of the business and purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth: The total number of shares of stock that the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, with a par value of $1.00 per share.

Fifth: The name of the incorporator is Nadia Matt, whose mailing address is 515 Post Oak Blvd., Suite 600, Houston, Texas 77027.

Sixth: The Corporation shall have perpetual existence.

Seventh: Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

Eighth: All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors of the Corporation, are hereby conferred upon the Board of Directors of the Corporation.

In furtherance and not in limitation of the foregoing provisions of this Article Eighth, and for the purpose of the orderly management of the business and the conduct of the affairs of the Corporation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal from time to time the by-laws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote thereon to adopt, amend or repeal bylaws of the Corporation.

Ninth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true. Accordingly, I have hereunto set my hand this 22nd day of January, 2001.

/s/ Nadia Matt
Nadia Matt

CERTIFICATE OF INCORPORATION

STEALTH OIL & GAS, INC.

First: The name of the Corporation is Stealth Oil & Gas, Inc.

Second: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

Third: The nature of the business and purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth: The total number of shares of stock that the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, with a par value of $1.00 per share.

Fifth: The name of the incorporator is Nadia Matt, whose mailing address is 515 Post Oak Blvd., Suite 600, Houston, Texas 77027.

Sixth: The Corporation shall have perpetual existence.

Seventh: Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

Eighth: All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors of the Corporation, are hereby conferred upon the Board of Directors of the Corporation.

In furtherance and not in limitation of the foregoing provisions of this Article Eighth, and for the purpose of the orderly management of the business and the conduct of the affairs of the Corporation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal from time to time the by-laws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote thereon to adopt, amend or repeal bylaws of the Corporation.

Ninth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true. Accordingly, I have hereunto set my hand this 22nd day of January, 2001.

/s/ Nadia Matt
Nadia Matt